SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 SECURITIES EXCHANGE ACT OF 1934


                 Date of Report - June 10, 1997
                (Date of earliest event reported)


                         GTE CORPORATION
       (Exact name of registrant as specified in charter)

                            NEW YORK
         (State or other jurisdiction of Incorporation)






         1-2755                                13-1678633
(Commission File Number)           (I.R.S. Employer
Identification No.)

One Stamford Forum
Stamford, Connecticut                             06904
(Address of principal executive offices)                  (Zip
Code)



                         (203) 965-2000
      (Registrant's telephone number, including area code)




                         GTE CORPORATION


                            FORM 8-K


                       ITEM OF INFORMATION



Item 5.  Other Events

     On May 12, 1997, GTE Corporation, a New York corporation ("GTE"), through its wholly owned subsidiary GTE Massachusetts Incorporated, a Massachusetts corporation ("GTE Massachusetts"), commenced a tender offer for all of the shares of Common Stock, par value $1.00 per share, including the associated common stock purchase rights (collectively, the "Shares") of BBN Corporation, a Massachusetts corporation ("BBN"), at $29.00 per Share, net to the seller in cash. The tender offer expired, as scheduled, at 12:00 midnight, EDT, on Monday, June 9, 1997. At 12:01 a.m. on June 10, 1997, GTE Massachusetts accepted for payment and, therefore, purchased all tendered Shares at the tender offer price. According to the Depositary, approximately 20,492,853, or 95.78%, of the outstanding Shares were validly tendered and not withdrawn at the expiration of the tender offer. Such share amount includes approximately 860,084 Shares subject to guarantee of delivery. According to the Depositary, approximately 902,984 Shares were not tendered by the expiration of the tender offer.

     As promptly as practicable following the satisfaction or waiver of certain conditions, including the approval of the merger by the stockholders of BBN at a special meeting as required by Massachusetts law, BBN will merge with GTE Massachusetts and become a wholly owned subsidiary of GTE. In the merger, each issued and outstanding Share (other than dissenting shares) not owned by GTE or any of its wholly owned subsidiaries will be converted into and represent the right to receive $29.00 in cash, without interest. At the special meeting, GTE Massachusetts will vote all of the Shares owned by it in favor of the merger; because GTE Massachusetts owns Shares representing more than two-thirds of the voting power of the outstanding Shares, the consummation of the merger is assured.


                               -2-



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            GTE CORPORATION

_______________________________
                                              (Registrant)



                                   By:      MARIANNE DROST
                                        _____________________
                                            Marianne Drost
                                              Secretary


Date:  June 10, 1997




























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